Exhibit 99.2

July 24, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Partners to Invest $365 Million to $470 Million
in Oklahoma SCOOP Play

New Natural Gas Processing Plant Will Bring Partnership’s
Oklahoma Processing Capacity to 900 MMcf/d

TULSA, Okla. - July 24, 2014 - ONEOK Partners, L.P. (NYSE: OKS) today announced plans to invest approximately $365 million to $470 million between now and the fourth quarter 2016 to:

•
Construct a new 200-million cubic feet per day (MMcf/d) natural gas processing facility - the Knox plant - and related infrastructure in Grady and Stephens counties in Oklahoma to gather and process natural gas from the emerging South Central Oklahoma Oil Province (SCOOP).

“The Knox plant in Oklahoma will increase our presence in the growing SCOOP play and increase our Oklahoma natural gas processing capacity to approximately 900 MMcf/d,” said Terry K. Spencer, president and chief executive officer, ONEOK Partners.

The Knox plant and related infrastructure, including expansions and upgrades to the partnership’s existing natural gas gathering systems and compression are expected to be completed during the fourth quarter 2016.

The approximately $365 million to $470 million includes:

•	$175 million to $240 million for the construction of the Knox plant; and

•	$190 million to $230 million for the construction of related natural gas infrastructure, including natural gas gathering pipelines and natural gas compression.

The Knox plant is the partnership’s first new plant to be built in the emerging SCOOP play and will process natural gas from secured acreage dedications in the area.

“This new plant will accommodate increased production of liquids-rich natural gas in the SCOOP play where we have substantial acreage dedications from active producers and will

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ONEOK Partners to Invest $365 Million to $470 Million
in Oklahoma SCOOP Play

July 24, 2014

be located in close proximity to the partnership’s existing natural gas and natural gas liquids pipelines,” Spencer added.

Capital Projects:

The partnership has announced total investments of approximately $6.4 billion to $6.8 billion through 2016 for acquisitions and infrastructure growth projects related to natural gas gathering and processing, and natural gas liquids, which includes the projects described above.

These investments consist of approximately $3.4 billion to $3.7 billion for natural gas gathering and processing projects, and approximately $3.0 billion to $3.1 billion for natural gas liquids projects. Approximately $3.1 billion to $3.3 billion are for growth projects related to resource development in the Williston Basin in North Dakota.

In aggregate, these projects are expected to generate adjusted EBITDA multiples of five to seven times. The incremental earnings from these projects are expected to increase distributable cash flow and value to unitholders in the form of higher distributions.

After this announcement, the partnership continues to have a $3 billion to $4 billion backlog of unannounced growth projects that it continues to evaluate. Additional projects included in this backlog will be announced when sufficient supply commitments are completed.

EDITOR’S NOTE:

View a map showing the location of the Knox plant.

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES:

ONEOK Partners has disclosed in this news release anticipated adjusted EBITDA and distributable cash flow (DCF) levels that are non-GAAP financial measures.  Adjusted EBITDA and DCF are used as a measure of the partnership’s financial performance.  Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance equity funds used during construction.  DCF is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash distributions received and certain other items.

The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial

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ONEOK Partners to Invest $365 Million to $470 Million
in Oklahoma SCOOP Play

July 24, 2014

performance of the partnership with the performance of other publicly traded partnerships within its industry.

Adjusted EBITDA and DCF should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies.  Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play, publicly traded general partner, which owns 38.8 percent of the overall partnership interest as of May 16, 2014.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to the proposed construction of the new Knox natural gas processing facility, and the other referenced infrastructure growth projects related to natural gas gathering and processing, the schedule and costs to complete the proposed projects and related infrastructure, and expected generation of EBITDA and distributable cash flow from the proposed projects. These forward-looking statements are made in reliance on the safe-harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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Mississippian Lime
Cana-Woodford
OKLAHOMA
SCOOP
ONEOK Partners
Natural Gas Gathering Pipelines
Proposed Knox Plant
Existing Processing Plants
Shale Plays

ONEOK PARTNERS